UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        February 22, 2023

US XPRESS ENTERPRISES INC
(Exact name of registrant as specified in its charter)

Nevada	001-38528	62-1378182
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4080 Jenkins Road
Chattanooga, Tennessee	37421
(Address of Principal Executive Offices)	(Zip Code)

(423) 510-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	USX	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐  Emerging growth company
□  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee of the Board of Directors (the “Committee”) of U.S. Xpress Enterprises, Inc., a Nevada corporation (the “Company”), approved grants of restricted Class A common stock and performance restricted stock units ("PRSUs") to the Company’s named executive officers under the Company’s Amended and Restated 2018 Omnibus Incentive Plan (the “Omnibus Plan”), with the following target values:

Named Executive Officer	Total Equity Grant	Restricted Stock	PRSUs
Eric Fuller	$1,050,000	$525,000	$525,000
Eric Peterson	$363,045	$181,522.50	$181,522.50
Max Fuller	$300,000	$150,000	$150,000

The grant to Mr. Eric Fuller was approved by the Committee on February 24, 2023. The grants to Messrs. Peterson and Max Fuller were approved by the Committee on February 22, 2023. The values in the table above are target award amounts and actual grant values at target may differ based on the stock price and/or Monte-Carlo valuation used to determine the number of shares granted. The number of shares of restricted stock granted to each recipient was determined using a floor price of $2.94 per share.

The restricted stock vests in four approximately equal installments on each of March 15, 2024, 2025, 2026, and 2027, and is subject to certain vesting, forfeiture, and termination provisions.

Between 0% and 200% of the PRSUs are eligible to vest based on the Company’s total shareholder return relative to certain peers over a performance period of January 1, 2023 to December 31, 2025. The PRSUs are subject to certain other vesting, forfeiture, and termination provisions.

On February 22, 2023, the Committee adopted a short-term cash incentive plan (the “2023 STIP”) under the Omnibus Plan. Under the 2023 STIP, participants, including the Company’s named executive officers, are eligible to earn an annual payout based on achievement relative to performance goals weighted as follows for Messrs. Eric Fuller, Peterson, and Max Fuller: Company consolidated adjusted operating ratio (35%); comparison of the spread between Company consolidated adjusted operating ratio and that of certain peers (35%); Department of Transportation preventable accidents per million miles (15%); and Company preventable accidents per million miles (15%).

The annual target as a percentage of base salary under the 2023 STIP for each of Messrs. Eric Fuller, Peterson, and Max Fuller was set at 78.95%, 75.00%, and 20.00%, respectively. The participants may earn a payout of between 0% and 200% of their respective target based on the level of achievement of the performance goals, provided that the potential payout for Mr. Max Fuller is capped at 20% of his base salary.

On February 24, 2023, the Committee changed Mr. Eric Fuller’s base salary from $750,000 to $950,000 and his equity grant target from $1,250,000 to $1,050,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Xpress Enterprises, Inc.
(Registrant)

Date: February 28, 2023	By:	/s/ Eric A. Peterson
Eric A. Peterson
Chief Financial Officer and Treasurer